EXHIBIT 23

                            CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in the registration statements of TECOEnergy, Inc. on Form S-3 (File No. 33-43512), Form
   S-4 (File No. 333-16683) and Form S-8 (File  Nos.  33-35927, 33-40076,
   33-5465, 2-71457 and 333-02563) of our report dated Jan. 15,1997, on our audits of the consolidated financial statements of TECO Energy, Inc. and subsidiaries as of Dec. 31, 1996 and 1995 and for the years ended Dec. 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                                       COOPERS & LYBRAND L.L.P.
                                                   CERTIFIED PUBLIC ACCOUNTANTS
Tampa, Florida
March 26, 1997











































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